                                                                     EXHIBIT 5.1

                        OPINION OF DAVIS POLK & WARDWELL

                                                                  April 30, 2004

Greenhill & Co., Inc.
300 Park Avenue
23rd Floor
New York, New York 10022

Ladies and Gentlemen:

         Greenhill & Co., Inc., a Delaware corporation (the "COMPANY"), has filed with the Securities and Exchange Commission a Registration Statement on
Form S-1 (Registration No. 333-113526) (the "REGISTRATION STATEMENT") for the
purpose of registering under the Securities Act of 1933, as amended (the
"SECURITIES ACT"), 5,000,000 shares of its common stock, par value $0.01 per share (the "SHARES"), including up to 750,000 Shares subject to the underwriters' option to purchase additional Shares, as described in the
Registration Statement.

         We, as your counsel, have examined such documents and such matters of fact and law as we have deemed necessary for the purpose of rendering the opinion expressed herein. Based on the foregoing, we are of the opinion that, when the number of Shares to be issued and the price at which the Shares are to be sold have been approved by or on behalf of the Board of Directors of the
Company and when the Shares have been duly issued and delivered against payment therefor in accordance with the terms of the underwriting agreement referred to in the Prospectus which is a part of the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

         We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and General Corporation
Law of the State of Delaware.

         We hereby consent to the filing of this opinion as an Exhibit to the
Registration Statement and further consent to the reference to our name under the caption "Validity of Common Stock" in the Prospectus which is a part of the
Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the
Securities Act.

                                                    Very truly yours,

                                                    /s/ DAVIS POLK & WARDWELL